Exhibit 16.1

                        LETTER FROM MALONE & BAILEY, PLLC


Malone & Bailey, PLLC
5444 Westheimer, Suite 2080
Houston, TX 77056


September 30, 2003


To:         Securities & Exchange Commission
            450 5th Street N.W.
            Washington, D.C. 20549


Re:         Arizona Aircraft Spares, Inc.
            (formerly known as "American Market Support Network, Inc.")


Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

     (1) we have read the Company's response to Item 4 of Form 8-K dated September 30, 2003; and

     (2)  we agree with the responses related to Malone & Bailey.




Very Truly Yours,




/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC